UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 7, 2018

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation) 400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	72-1440714 (I.R.S. Employer Identification No.) 70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 2.02 Results of Operations and Financial Condition
On May 7, 2018, PetroQuest Energy, Inc. (the "Company") announced a loss to common stockholders for the quarter ended March 31, 2018 of $2,212,000, or $0.09 per share, compared to first quarter 2017 loss to common stockholders of $4,918,000, or $0.23 per share.
Net cash flow provided by operating activities for the first quarter of 2018 was $5,080,000, as compared to $13,413,000 for the comparable 2017 period. Discretionary cash flow for the first quarter of 2018 was $9,394,000, as compared to $9,206,000 for the comparable 2017 period. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Production for the first quarter of 2018 was 6.1 Bcfe (67.8 MMcfe/d), compared to 5.2 Bcfe (58.1 MMcfe/d) for the comparable period of 2017. The increase in production as compared to the first quarter of 2017 was due primarily to the Company's East Texas drilling program throughout 2017 and its Thunder Bayou recompletion in the first quarter of 2017. On January 31, 2018, however, the Company sold its Gulf of Mexico properties, which contributed approximately 4.7 MMcfe/d to first quarter 2018 production, as compared to 15.5 MMcfe/d in the first quarter of 2017. Stated on an Mcfe basis, unit prices including the effects of hedges for the first quarter of 2018 were $4.08 per Mcfe, as compared to $3.98 per Mcfe in the first quarter of 2017. Oil and gas sales during the first quarter of 2018 were $24,917,000, as compared to $20,772,000 in the first quarter of 2017.
Lease operating expenses (“LOE”) for the first quarter of 2018 decreased to $7,040,000, as compared to $7,076,000 in the first quarter of 2017. On a per unit basis LOE per Mcfe was $1.15 for the first quarter of 2018, as compared to $1.35 in the first quarter of 2017. The decrease in per unit lease operating expenses for the three months ended March 31, 2018 is primarily a result of the divestiture of the Company's Gulf of Mexico assets in January 2018 which had a higher per unit rate as compared to the Company's onshore properties.

Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the first quarter of 2018 was $1.06 per Mcfe, as compared to $1.15 per Mcfe in the first quarter of 2017. The decrease in the per unit DD&A rate for the three months ended March 31, 2018 is primarily the result of the Company's Gulf of Mexico divestiture in January 2018.
Interest expense for the first quarter of 2018 was $7,481,000, as compared to $7,258,000 in the first quarter of 2017. During the three month period ended March 31, 2018, capitalized interest totaled $421,000, as compared to $305,000 during the 2017 period.
Production taxes for the first quarter of 2018 totaled $1,227,000, as compared to $308,000 in the first quarter of 2017. The increase in production taxes during the 2018 period is primarily the result of increases in production and pricing as well as the expiration of a two-year severance tax exemption on the Company's Thunder Bayou well in June 2017.

General and administrative expenses for the first quarter of 2018 totaled $3,300,000, as compared to $3,153,000 during the comparable 2017 periods. Capitalized general and administrative expenses for the first quarter of 2018 totaled $1,430,000, as compared to $1,334,000 during the comparable 2017 period.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three month periods ended March 31, 2018 and 2017:

	Three Months Ended March 31,
	2018	2017
Production:
Oil (Bbls)	100,175	132,678
Gas (Mcf)	4,604,021	3,524,966
Ngl (Mcfe)	897,103	904,206
Total Production (Mcfe)	6,102,174	5,225,240
Avg. Daily Production (MMcfe/d)	67.8	58.1
Sales:
Total oil sales	$6,321,857	$6,871,409
Total gas sales	14,884,113	10,662,342
Total ngl sales	3,711,475	3,238,546
Total oil gas and NGL sales	$24,917,445	$20,772,297
Average sales prices:
Oil (per Bbl)	$63.11	$51.79
Gas (per Mcf)	3.23	3.02
Ngl (per Mcfe)	4.14	3.58
Per Mcfe	4.08	3.98
The above sales and average sales prices include increases (decreases) to revenues related to the settlement of gas hedges of $804,000 and $(321,000) for the three months ended March 31, 2018 and 2017, respectively.  The above sales and average sales prices include decreases to revenue related to the settlement of oil hedges of $264,000 and $0 for the three months ended March 31, 2018 and 2017, respectively.

The following provides guidance for the second quarter of 2018:

Guidance for
Description	2nd Quarter 2018

Production volumes (MMcfe/d)	55 - 58

Percent Gas	76%
Percent Oil	9%
Percent NGL	15%

Expenses:
Lease operating expenses (per Mcfe)	$1.05 - $1.15
Production taxes (per Mcfe)	$0.20 - $0.25
Depreciation, depletion and amortization (per Mcfe)	$1.05 - $1.15
General and administrative (in millions)*	$3.5 - $3.9
Interest expense (in millions)	$7.6 - $7.8

* Includes non-cash stock compensation estimate of approximately $0.4 million

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas and Louisiana. PetroQuest’s common stock trades on the OTCQX market under the symbol PQUE.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release are forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including the volatility of oil and natural gas prices; our indebtedness and the significant amount of cash required to service our indebtedness; our estimate of the sufficiency of our existing capital sources to fund our exploration and development activities and service our indebtedness, including availability under our multi-draw term loan facility; our ability to raise additional capital to fund cash requirements for future operations; limits on our growth and our ability to finance our operations and serve our indebtedness; our ability to fund and execute our Cotton Valley and Austin Chalk development programs as planned; our ability to increase recoveries in the Austin Chalk formation and to increase our overall oil production as planned; our estimates with respect to fracked Austin Chalk wells in Louisiana, including production EURs and costs; our estimates with respect to production, reserve replacement ratio and finding and development costs; our receipt of a cash refund with respect to our offshore bonds and the timing and amount of the same; our responsibility for offshore decommissioning liabilities for offshore interests we no longer own; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain and/or increase production; ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices; fund our capital needs and respond to changing conditions imposed by our multi-draw term loan facility and restrictive debt covenants; approximately 46% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our common stock price; and the limited trading market for our common stock. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. The Company undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets (Amounts in Thousands)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$14,178	$15,655
Revenue receivable	7,847	15,340
Joint interest billing receivable	3,024	6,597
Other receivable	6,000	7,750
Derivative asset	—	1,174
Deposit for surety bonds	11,100	8,300
Other current assets	1,960	2,125
Total current assets	44,109	56,941
Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,351,048	1,369,861
Unevaluated oil and gas properties	16,918	21,854
Accumulated depreciation, depletion and amortization	(1,285,640)	(1,285,660)
Oil and gas properties, net	82,326	106,055
Other property and equipment	9,451	9,353
Accumulated depreciation of other property and equipment	(8,894)	(8,843)
Total property and equipment	82,883	106,565
Other assets	792	792
Total assets	$127,784	$164,298
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$15,382	$32,148
Advances from co-owners	1,181	1,730
Oil and gas revenue payable	18,451	19,344
Accrued interest	4,689	1,724
Asset retirement obligation	938	687
Derivative liability	718	731
Other accrued liabilities	11,318	6,476
Total current liabilities	52,677	62,840
Multi-draw Term Loan	28,131	27,963
10% Senior Secured Notes due 2021	9,788	9,821
10% Senior Secured PIK Notes due 2021	274,563	271,577
Asset retirement obligation	2,304	30,623
Preferred stock dividend payable	11,563	10,278
Other long-term liabilities	567	131
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 25,550 and 25,521 shares, respectively	26	26
Paid-in capital	313,637	313,244
Accumulated other comprehensive income (loss)	(718)	278
Accumulated deficit	(564,755)	(562,484)
Total stockholders’ equity	(251,809)	(248,935)
Total liabilities and stockholders’ equity	$127,784	$164,298

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended
	March 31, 2018	March 31, 2017
Revenues:
Oil and gas sales	$24,917	$20,772

Expenses:
Lease operating expenses	7,040	7,076
Production taxes	1,227	308
Depreciation, depletion and amortization	6,505	6,117
General and administrative	3,300	3,153
Accretion of asset retirement obligation	198	547
Interest expense	7,481	7,258
	25,751	24,459
Other income:
Other income	13	54
Loss from operations	(821)	(3,633)
Income tax expense	106	—
Net loss	(927)	(3,633)
Preferred stock dividend	1,285	1,285
Loss available to common stockholders	$(2,212)	$(4,918)
Loss per common share:
Basic
Net loss per share	$(0.09)	$(0.23)
Diluted
Net loss per share	$(0.09)	$(0.23)
Weighted average number of common shares:
Basic	25,540	21,208
Diluted	25,540	21,208

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Three Months Ended
	March 31, 2018	March 31, 2017
Cash flows from operating activities:
Net loss	$(927)	$(3,633)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred tax expense	106	—
Depreciation, depletion and amortization	6,505	6,117
Accretion of asset retirement obligation	198	547
Share-based compensation expense	340	425
Non-cash interest expense on PIK Notes	2,961	5,512
Amortization costs and other	211	238
Payments to settle asset retirement obligations	(3)	(402)
Changes in working capital accounts:
Revenue receivable	7,493	1,025
Joint interest billing receivable	3,016	460
Accounts payable and accrued liabilities	(11,583)	3,037
Advances from co-owners	(549)	1,549
Deposit for surety bonds	(2,800)	—
Other	112	(1,462)
Net cash provided by operating activities	5,080	13,413
Cash flows used in investing activities:
Investment in oil and gas properties	(5,810)	(10,898)
Investment in other property and equipment	(98)	(16)
Sale of unevaluated oil and gas properties	1,750	—
Sale of oil and gas properties	(2,405)	—
Net cash used in investing activities	(6,563)	(10,914)
Cash flows used in financing activities:
Net proceeds from share based compensation	43	40
Deferred financing costs	(26)	(10)
Redemption of 2017 Notes	—	(22,650)
Costs incurred to redeem 2021 Notes	(11)	—
Proceeds from borrowings	—	20,000
Net cash used in financing activities	6	(2,620)
Net decrease in cash and cash equivalents	(1,477)	(121)
Cash and cash equivalents, beginning of period	15,655	28,312
Cash and cash equivalents, end of period	$14,178	$28,191
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$1,789	$2,975

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended
	March 31,
	2018	2017
Net loss	$(927)	$(3,633)
Reconciling items:
Deferred tax expense	106	—
Depreciation, depletion and amortization	6,505	6,117
Accretion of asset retirement obligation	198	547
Non-cash share based compensation expense	340	425
Non-cash PIK Interest	2,961	5,512
Amortization costs and other	211	238
Discretionary cash flow	9,394	9,206
Changes in working capital accounts	(4,311)	4,609
Settlement of asset retirement obligations	(3)	(402)
Net cash flow provided by operating activities	$5,080	$13,413

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 7, 2018
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer